UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 18, 2007
(Date of earliest event reported)

________________________________

SEQUIAM CORPORATION
(Exact Name of Registrant as Specified in Charter)

________________________________

California	333-45678	33-0875030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Sunport Lane
Orlando, Florida 32809
(Address of Principal Executive Offices)

(407) 541-0773
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྏ    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ྏ    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
ྏ    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
ྏ    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Sequiam Corporation announced today that in light of recent additions to the Sequiam staff and in order to provide current and potential clients, investors and partners with an overview of the company’s 2008 Strategic Roadmap, participants are invited to listen to a conference call on Thursday, December 20, 2007 at 12:00 noon EST.

Mr. Robert Allen, VP, Strategic Development for Sequiam, will host the call and will be joined by Mr. Chris Barrow, Chief Operating Officer.

The Dial-in Number for the call is 1-800-615-2900 and the Participant Access Code is 27150. For callers outside the US and Canada the Dial-in number is 1-661-705-2005 followed by the same participant code. The call will be supplemented by an on-line presentation that can be accessed at the following web address five minutes in advance of the call start time. http://rsvp.conferencemgr.com/SharePlusConnect.aspx?E=1F8A989F03DA966CF332CD2A5067DA84&B=5063132&AC=1. Both the call and presentation will be archived and available for replay approximately 72 hours following the end of the call.

Certain of the information to be presented will represent or is based upon forward-looking statements or information. The Company and its affiliates believe that such statements and information are based upon reasonable estimates and assumptions. However, forward-looking statements and information are inherently uncertain, and certain factors may cause actual events or results to differ from those projected. Therefore, undue reliance should not be placed on such forward-looking statements and information. The Company assumes no obligations to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements.

The information furnished under Item 7.01 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUIAM CORPORATION

Date December 18, 2007	By: /s/ Mark L. Mroczkowski Name: Mark L. Mroczkowski Title: Executive Vice President and Chief financial Officer